As filed with the Securities and Exchange Commission on May 13, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________________

FORM F-3
REGISTRATION STATEMENT
THE SECURITIES ACT OF 1933

Camtek Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ramat Gavriel Industrial Zone,
P.O. Box 544,
Migdal Ha’Emek Israel
+972-4-604-8100
(Address and telephone number of registrant’s principal executive offices)
___________________

Camtek USA Inc.,
2000 Wyatt Drive
Santa Clara, CA 95054
(408) 986-9640
(Name, address, and telephone number of agent for service)
___________________

Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shibolet & Co., 4 Berkovitz Street Tel Aviv 64238, Israel Tel: +972-3-777-8333 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount being registered	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee(1)
Primary Offering:
Ordinary shares, nominal value NIS 0.01 per share	–	–		$25,000,000	(2)	$2,902.5
Secondary Offering:
Ordinary shares, nominal value NIS 0.01 per share	4,000,000	$3.29	(3)	$13,160,000	(3)	$1,527.9
Total:	–	–		$38,160,000		$4,430.4

(1)  The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

(2)  Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, the amount to be registered and proposed maximum aggregate offering price per security have been omitted.

(3)  Estimated solely for the purpose of calculating the amount of the registration fee required by the Securities Act of 1933, as amended, and computed under Rule 457(c) based upon the average of the high and low prices of the ordinary shares reported on the Nasdaq Global Market on May 10, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 13 , 2011

Prospectus

$25,000,000

Ordinary Shares

4,000,000 Ordinary Shares
Offered by Selling Shareholders

We may offer and sell from time to time in one or more offerings our ordinary shares having an aggregate offering price up to $25,000,000 and the selling shareholders may offer and sell up to 4,000,000 of our ordinary shares, under this prospectus and any prospectus supplement.

Each time we or the selling shareholders sell ordinary shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering.  Any prospectus supplement may also add, update or change information contained in the prospectus.  You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Market and Tel Aviv Stock Exchange under the symbol “CAMT.”

The aggregate market value of the outstanding ordinary shares held by non-affiliates is $41,553,719, based on 29,698,472 shares outstanding, of which 11,975,135 are held by non-affiliates, and a closing sale price on the Nasdaq Global Market of $3.47 on May 10, 2011.  As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our ordinary shares involves a high degree of risk.  Risks associated with an investment in our ordinary shares will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The ordinary shares may be sold directly by us or the selling shareholders to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”  If any underwriters are involved in the sale of our ordinary shares with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.  We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is  May 13 , 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $25,000,000 in the aggregate of our ordinary shares in one or more offerings, and the selling shareholders may offer from time to time up to 4,000,000 of our ordinary shares in one or more offerings.  We sometimes refer to our ordinary shares as the “securities” throughout this prospectus.

Each time we or the selling shareholders sell ordinary shares, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission.  For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Camtek,” “Company,” “we,” “our,” “us” and similar terms, refer to Camtek Ltd. and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT CAMTEK LTD.

Camtek designs, develops, manufactures and markets automated solutions dedicated to enhancing production processes and yields for the semiconductor manufacturing and packaging, the printed circuit board (“PCB”) and integrated circuits (“IC”) substrate industries.  Camtek addresses the specific needs of these interconnected industries with dedicated solutions based on an advanced platform of technologies, including intelligent imaging, image processing, sample preparation and digital material deposition.  Camtek’s solutions range from micro-to-nano by applying its technologies to industry-specific requirements.

We design, develop, manufacture and market automated optical inspection (“AOI”) systems, which are computerized systems that optically inspect various types of electronic product components for defects caused during the manufacturing process.  Our AOI systems are used to enhance both production processes and yields for manufacturers in the semiconductor, PCB and IC substrate industries.  Our systems provide our customers with a high level of defect detection ability, are easy to operate and offer high productivity.  We have sold more than 2,400 AOI systems in 34 countries around the world.  Our PCB customer base includes a majority of the largest 100 PCB manufacturers worldwide.  Since the introduction of our products for the back-end market of the semiconductor industry, we have sold over 200 systems to more than 30 semiconductor manufacturers, including outsourced semiconductor assembly and test facilities, integrated device manufacturers and wafer level packaging subcontractors.

In 2009, Camtek introduced the Gannet, a new AOI system for the front-end market of the semiconductor manufacturing process.  The first Gannet system was sold in the fourth quarter of 2009. In semiconductor device manufacturing, dozens of fine pattern layers are exposed on to a wafer.  Those patterns are inspected after each set of exposure and development to ensure the patterns are formed with the required design accuracy.  Gannet’s advanced algorithms and inspection capabilities enable it to detect defects in the die, which, if left undetected, may cause failure.  In addition, inspection data can be used by customers to monitor and characterize several production processes.

Our AOI products incorporate proprietary advanced image processing software and algorithms, as well as advanced electro-optics and precision mechanics.  They are designed to provide ease of use and require a low level of maintenance.  In addition, our AOI systems use technology that enables our customers to handle a wide range of inspection and verification needs.  Our global direct customer support organization provides responsive, localized pre- and post-sales support for our customers through our wholly-owned subsidiaries.

In addition to the Company’s introduction of the Gannet system, Camtek entered two additional fields of activity in 2009 in the PCB and semiconductor markets:

In June 2009, we acquired assets and certain liabilities of Printar Ltd. (“Printar”) which was  engaged in the manufacturing, selling and marketing of direct digital material deposition systems and inks for the PCB industry, with two major fields of activity:  i) a legacy product line was the Legend, applying the identification nomenclature on the PCB, used extensively in the PCB industry.  Printar maintained an installed base of more than 45 Legend systems, for which we continue to produce and sell ink, though closed this product line; and  ii) a new product line under development – the Solder Mask (“SM”), an epoxy layer selectively covering the PCB, while leaving the connecting pads uncovered, which was the main focus of the aquisition.  The SM technology is still under development and is currently in beta testing.  We expect that, upon successful completion of the SM development stage, Camtek  will be able to offer to its customers in the PCB industry a broader range of products, while relying on its existing operational, R&D and sales and marketing infrastructure.

In November 2009, we also completed the acquisition of all of the share capital of Semiconductor Engineering Laboratories Ltd. (“Sela”) which is engaged in the development, manufacturing and marketing of automated Scanning Electron Microscopes (“SEM”) and Transmission Electron Microscopes (“TEM”) sample preparation equipment, primarily for the front-end semiconductor industry.  A SEM oriented microcleaving solution provides high-quality, automated cleaving without artifacts.  Sample preparation is a process which enables material characterization and failure analysis for the semiconductor and nanotechnology markets.  Sela developed the Xact, a TEM sample preparation tool using Adaptive Ion Milling (“AIM”) technology.  AIM technology brings numerous advantages to traditional Focused Ion Beam (“FIB”) technology and overcomes the limitations of FIB technology in delivering wide-area, ultra-thin (reducing the sample thickness to below 20nm over a large area), artifact-free specimens with high throughput and precise end-point detection.  These attributes are essential to meet the requirements for nano-scale material analysis, both in the semiconductor segment and in the wider field of advanced material development, including the delivery of significantly reduced turnaround times and enhanced productivity.  The continuous device shrinking trend and material complexity increase the TEM’s utilization which consequently increases the available market for Sela’s Xact sample preparation solutions.

Sela has more than 285 legacy systems in operation worldwide. Customers consist of major semiconductor manufacturers, including many of the top 20 manufacturing companies, as well as leading research institutes.  The technological attributes of Sela combined with Camtek's well-established infrastructure in manufacturing, sales, service, R&D and facilities, enable Camtek to shorten the time-to-market for Sela’s products, increase the Company’s total revenues and further strengthen Camtek's position in the semiconductor market.  With respect to the Xact product, we are currently in the process of introducing it to the market, and have recorded our first sales associated with this product.

With the introduction of Gannet and the acquisitions of Sela and Printar, the Company believes it has potentially increased the size of its total addressable markets and strengthened its position in both the semiconductor and PCB markets.

For a full and comprehensive description of our business, markets and  product lines, see our most recent Annual Report on Form 20-F, and any updates in our reports on Form 6-K.

Our principal executive offices are located at Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150, Israel and our telephone number is +972-4-604-8100.  Our website address is http://www.camtek.co.il.  The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Offering

The market price of our ordinary shares will likely be subject to substantial price and volume fluctuations.

The markets for equity securities have been volatile and the price of our ordinary shares has been and could continue to be subject to wide fluctuations in response to variations in operating results, news announcements, trading volume, sales of ordinary shares by our officers, directors and our principal shareholder or other publicly traded companies, general market trends both domestically and internationally, currency movements and interest rate fluctuations and political and economic instability in countries in which we operate.

Further, the stock markets have experienced extreme price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our ordinary shares and your ability to resell your shares at or above the price you paid, or at any price.

 If holders of our outstanding share options exercise  such options or we grant additional restricted share units ("RSUs"), the value of your shares may decrease.

 Certain events, such as the issuance of ordinary shares upon the exercise of our outstanding share options could also materially and adversely affect the prevailing market price of our ordinary shares.

As of May 10, 2011, we have reserved an aggregate of approximately 1,424,450 ordinary shares for issuance upon exercise of outstanding share options and for future issuance of RSUs. If the holders exercise their options, or similar equity-based instruments we may issue in the future, or we grant or issue additional RSUs, you may experience dilution in the net tangible book value of your ordinary shares. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our share price.

We will have broad discretion over the use of the proceeds of any primary offering and may not realize a return.

 We will have considerable discretion in the application of the net proceeds of any primary offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes, including potential acquisitions. We may use the net proceeds for purposes that do not yield a significant return, if any, for our shareholders.

We have obligations to Priortech Ltd., or Priortech, one of the selling shareholders, under a registration rights agreement and Priortech’s exercise of such registration rights could cause the market price of our ordinary shares to decline.

On March 1, 2004, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Priortech Ltd., our principal and controlling shareholder,  amended on December 30, 2004, providing that we register with the Commission certain of our ordinary shares held by Priortech or any other holder of our ordinary shares acquired directly or indirectly from Priortech and to whom registration rights have been assigned by Priortech under the Registration Rights Agreement (either being the "Holder"). The Registration Rights Agreement provides that, among other things: (a) the Holder is entitled to request to join Camtek's registration of any of its securities by providing Camtek with a written notice requesting to include in such registration ordinary shares held by the Holder in the amount indicated in such request (“Incidental Registration”); (b) under terms as provided in the Registration Rights Agreement, the Holder may request in writing that all or part of our ordinary shares held by it shall be registered (“Demand Registration”); (c) we, at the request of the Holder, shall file a registration statement on Form F-3 pursuant to Rule 415 under the Securities Act with the SEC for the sale of our ordinary shares requested to be included in the registration statement (“Shelf Registration”); (d) we will indemnify the Holder  in connection with any liabilities incurred in connection with such registration statements due to any misstatements or omissions other than information provided by such Holder, and the Holder will indemnify us in connection with any liabilities incurred in connection with such registration statements due to any misstatements or omissions in written statements by the Holder made for the purpose of their inclusion in such registration statements, provided however that in no event shall the Holder's liability exceed the gross proceeds received by it from the offering; and (e) we will pay all expenses related to registrations which we have initiated, except for certain underwriting discounts or commissions or legal fees and the Holder will pay all expenses related to a registration initiated at its demand in which we are not participating.

Additionally, pursuant to the Registration Rights Agreement, in connection with any offering involving an underwriting of our ordinary shares, if the managing underwriter advises us that marketing factors require a limitation on the number of shares to be underwritten, then the registration and underwriting will exclude, to the extent necessary to satisfy such limitation, shares offered by us or other shareholders.

By exercising its registration rights, and selling a large number of ordinary shares, the Holder  could cause the price of our ordinary shares to decline.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” ”could,” ”should,” ”expect,” “anticipate,” ”intend,” ”estimate,” “believe,” “project,” “plan,” ”assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $25,000,000.  In addition, the selling shareholders may offer and sell up to 4,000,000 of our ordinary shares under this prospectus (as may be detailed in prospectus supplements).  The actual per share price of the securities that we or the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see "Plan of Distribution" below).

PRICE RANGE OF OUR SHARES

The following table lists the high and low closing sales for our ordinary shares, for the periods indicated, on the Nasdaq Global Market.

Calendar Period	Closing Price Per Share In US$
	High	Low
Annual
2006	7.18	4.23
2007	4.58	1.72
2008	1.75	0.35
2009	2.56	0.25
2010	3.30	2.21
Fiscal Quarters
2008
First Quarter	1.75	1.09
Second Quarter	1.45	1.02
Third Quarter	1.02	0.78
Fourth Quarter	0.84	0.35
2009
First Quarter	0.43	0.25
Second Quarter	0.64	0.36
Third Quarter	1.27	0.46
Fourth Quarter	2.56	1.10
2010
First Quarter	3.23	2.21
Second Quarter	3.30	2.30
Third Quarter	2.78	2.26
Fourth Quarter	2.98	2.40

2011
First Quarter	4.65	2.88

Monthly Market Prices for the Most Recent Six Months:
November 2010	2.98	2.40
December 2010	2.93	2.44
January 2011	3.87	2.88
February 2011	4.65	3.52
March 2011	4.44	3.60
April 2011	4.11	3.74

On May10, 2011, the closing price of our ordinary shares on the Nasdaq Global Market was $3.47.

The following table lists the high and low closing sales for our ordinary shares, for the periods indicated, on the Tel-Aviv Stock Exchange:

Calendar Period	Closing Price Per Share In US$*
	High	Low
Annual
2006	7.96	4.08
2007	4.54	1.69
2008	1.76	0.29
2009	2.64	0.29
2010	3.37	2.20
Fiscal Quarters
2008
First Quarter	1.76	1.04
Second Quarter	1.49	1.04
Third Quarter	0.95	0.79
Fourth Quarter	0.93	0.29
2009
First Quarter	0.44	0.29
Second Quarter	0.59	0.38
Third Quarter	1.34	0.46
Fourth Quarter	2.64	1.05
2010
First Quarter	3.09	2.20
Second Quarter	3.37	2.29
Third Quarter	2.76	2.23
Fourth Quarter	3.04	2.37

2011
First Quarter	4.63	3.36

Monthly Market Prices for the Most Recent Six Months:
November 2010	3.04	2.41
December 2010	2.89	2.37
January 2011	3.80	2.89
February 2011	4.63	3.36
March 2011	4.34	3.51
April 2011	4.08	3.82

On May 8, 2011, the closing price of our ordinary shares on the Tel-Aviv Stock Exchange was *US$ 3.45.

* The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel. The above dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the relevant date of trade.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements.  Pending use of the proceeds, we intend to invest the proceeds in short-term money market funds with portfolios of investment grade corporate and government securities.

We will not receive any proceeds from the sale of up to 4,000,000 ordinary shares by the selling shareholders.  All proceeds from the sale of such securities will be received by the selling shareholders.

SELLING SHAREHOLDERS

In addition to the offer and sale of ordinary shares by us, this prospectus relates to the resale by selling shareholders of up to 4,000,000 ordinary shares from time to time.

Information about the selling shareholders of up to 4,000,000 shares will be set forth in a prospectus supplement relating to any resale of these shares or a post-effective amendment to this registration statement.

PLAN OF DISTRIBUTION

Commission rules limit the usage by us of the registration statement of which this prospectus forms a part.  We may sell securities pursuant to the registration statement of which this prospectus forms a part, provided that, unless at the time of sale the aggregate worldwide market value of our common equity held by non-affiliates is $75 million or more, the aggregate market value of securities sold by us or on our behalf under the registration statement of which this prospectus forms a part, or any similar primary offering under a registration statement on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale is no more than one-third of the worldwide aggregate market value of our common equity held by non-affiliates.  The aggregate market value of the outstanding ordinary shares held by non-affiliates is $41,553,719, based on 29,698,472 shares outstanding, of which 11,975,135 are held by non-affiliates, and a closing sale price on the Nasdaq Global Market of $3.47 on May 10, 2011.  At the date of filing, the maximum amount that we could sell during the period of the following 12 calendar months is $16,405,935, which amount may increase or decrease based on the aggregate market value of our common equity held by non-affiliates at the time of any future sale.  As of the date hereof, we have not offered any securities pursuant to the registration statement of which this prospectus forms a part or any similar registration statement during the prior 12 calendar month period that ends on and includes the date hereof.

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, or the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with any transaction involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable FINRA limitations.  Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In addition, the selling shareholders may sell ordinary shares under this prospectus in any of these ways.  The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We are registering the selling shareholders’ ordinary shares to satisfy registration rights that we granted to Priortech pursuant to the Registration Rights Agreement.

We will indemnify the selling shareholders in connection with any liabilities incurred in connection with such registration statements due to any misstatements or omissions other than information provided by the selling shareholders, and the selling shareholders will indemnify us in connection with any liabilities incurred in connection with such registration statements due to any misstatements or omissions in written statements by the selling shareholders made for the purpose of their inclusion in such registration statements, provided however that in no event shall such selling shareholder’s liability exceed the gross proceeds from the offering received by such selling shareholder.  We will pay all expenses related to registrations which we have initiated, except for certain underwriting discounts or commissions or legal fees and the selling shareholders will pay all expenses related to a registration initiated at their demand in which we are not participating.

The selling shareholders may also sell ordinary shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder.  Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act and compliance with blue-sky laws, including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $48,430, which at the present time include the following categories of expenses:

SEC registration fee	$4,430.4
Nasdaq listing fee	$2,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Miscellaneous expenses	$2,000
Total	$48,430.4

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus.  Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares being offered hereby will be passed upon for us by Shibolet & Co., Tel Aviv, Israel.  Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of Camtek Ltd. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, are incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2010 and in our Reports on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2010.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make our SEC filings electronically, so many of those filings are not available on the Commission’s website.  However, since that date, we have been making all required filings with the Commission electronically, and these filings are available over the Internet as described below.

In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.  We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a web site that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov.  You may also access the information we file electronically with the Commission through our website at http://www.camtek.co.il.  The information contained on, or linked from our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission. For further information with respect to us and the ordinary shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to by incorporated by reference herein) filed with the Commission pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed with the Commission on April 7, 2011;

•	our Report on Form 6-K filed with the Commission on April 28, 2011; and

•	the description of our ordinary shares set forth in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on July 21, 2000.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information contained in this prospectus.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to us at Camtek Ltd., Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150; +972-4-604-8100, Attention: Mira Rosenzweig, Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

There is doubt as to the enforceability of civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.  However, subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

—	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

—	the judgment is no longer appealable,

—
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

—	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

—	the judgment was obtained by fraud.

—	there was no due process,

—	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

—	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

—	at the time the action was brought in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency.  Judgment creditors must bear the risk of unfavorable exchange rates.

$25,000,000
Ordinary Shares
Offered by Camtek Ltd.

4,000,000 Ordinary Shares
Offered by Selling Shareholders

Prospectus

May 13, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.   Indemnification of Directors and Officers

Our Articles of Association provide that, subject to the provisions of the Israeli Companies Law, 1999, or the Companies Law, we may:

(1)	Obtain insurance for our office holders for liability for an act performed in their respective capacities as an office holder with respect to:

•	a violation of the duty care to us or to another person;

•	a breach of fiduciary duty, provided that the officer acted in good faith and had reasonable grounds to assume that the act would not cause us harm; and

•	a monetary liability imposed on an office holder for the benefit of another person.

(2) Undertake to indemnify our office holders or indemnify an office holder retroactively for a liability imposed or approved by a court, and for reasonable legal fees incurred by the office holder in his or her capacity as an office holder, in proceedings instituted against the office holder by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted, or in connection with criminal proceedings in which the office holder was investigated but not indicted, or as a result of a conviction of a crime that does not require proof of criminal intent or as result of a proceeding in which a monetary liability was imposed regarding a crime that does not require proof of criminal intent. An advance undertaking to indemnify an office holder must be limited to categories of events that can be reasonably foreseen in light of our activities, and to an amount which is reasonable under the circumstances, as determined by the board of directors.

We may exempt, in advance, an office holder from all or part of such officer's responsibility for damages occurring as a result of a breach of the duty of care. We may also approve an action taken by the office holder performed in breach of fiduciary duty, if the office holder acted in good faith, the action does not adversely affect us, and the office holder has revealed to our board of directors any personal interest in the action.

Notwithstanding the foregoing, we may not insure, indemnify or exempt an office holder for any breach of his or her fiduciary duty, or for a violation of his or her duty of care (1) if the act was committed recklessly or with intent, or (2) if the act was committed with the intent to realize improper personal gain, or (3) for any fine imposed on the office holder, except as provided above.

As required under Israeli law, our Audit Committee, Board of Directors and shareholders have approved the indemnification and insurance of our office holders, as well as the resolutions necessary both to exempt our office holders in advance from any liability for damages arising from a breach of their duty of care to us, and to provide them with the indemnification undertakings and insurance coverage they have received from us in accordance with our Articles of Association.

Item 9.  Exhibits

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares **
5.1	Opinion of Shibolet & Co. *
23.1	Consent of Somekh Chaikin, a member firm of KPMG International *
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)

* Filed as an exhibit hereto.
** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1/A, filed with the SEC on July 21, 2000.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any persons that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

 The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If any securities registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (e) The undersigned registrant hereby further undertakes that:

(1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Migdal Ha’Emek, Israel, on May 11, 2011.

CAMTEK LTD.

By:	/s/ Roy Porat
Name: Roy Porat
Title: Chief Executive Officer

POWER OF ATTORNEY

That the undersigned officers and directors of Camtek Ltd., an Israeli corporation, do hereby constitute and appoint Roy Porat, Chief Executive Officer, and Mira Rosenzweig, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ROY PORAT	Chief Executive Officer (Principal Executive Officer)	May 11, 2011

Roy Porat

/s/ MIRA ROSENZWEIG	Vice President and Chief Financial Officer(Principal Accounting Officer)	May 11, 2011

Mira Rosenzweig

Signature	Title	Date

/s/ RAFI AMIT	Active Chairman of the Board of Directors	May 11, 2011

Rafi Amit

/s/ YOTAM STERN	Executive Vice President, Business & Strategy and Director	May 11, 2011

Yotam Stern

/s/ GABRIELLA HELLER	Director	May11, 2011

Gabriella Heller

/s/ RAFI KORIAT	Director	May 11, 2011

Rafi Koriat

/s/ ERAN BENDOLY	Director	May 11, 2011

Eran Bendoly

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares **
5.1	Opinion of Shibolet & Co. *
23.1	Consent of Somekh Chaikin, a member firm of KPMG International *
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page)

* Filed as an exhibit hereto.
** Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form F-1/A, filed with the SEC on July 21, 2000.